EXHIBIT 4.3

          FORM OF AMENDED SUBSCRIPTION AGREEMENT DATED OTOBER 20, 2003


           FIRST AMENDMENT TO THE CENTREX INC. SUBSCRIBTION AGREEMENT

Comes  Now,  the  Subscriber   _______________  and  Centrex  Inc.  an  Oklahoma
Corporation who hereby amend the original Subscription Agreement between the parties dated the ___ day of __________, 2003 as set forth below.

The following paragraphs are hereby deleted from the original Subscription Agreement.

                  "8.5Look Back Period.
                      -----------------

                    (i) First Lookback If upon the date of effective registration the average 10 day closing bid price according to Bloomberg is below the purchase price (0.045) the investor shall immediately receive an additional amount of free trading common stock equal to 100% of the principal multiplied by the difference between 5.4 cents and the market price. Should the issuer not want to deliver these additional shares, they have the right to redeem the investor at 120% of principal in cash within 5 business days. In that event, issuer has no further obligations.

                    (ii) Second  Lookback  Commencing  upon the  earlier  of the subscribers total liquidation of his shares or one hundred twenty (120) days from the date of the effective registration, if any average ten trading days; closing bid price is below four and a half cents ($0.045), the issuer agrees to issue additional common stock at market price (the average ten day closing price) to make up the difference between the five and four tenths cents ($0.054) and the market price. In the event that the investors total return exceeded 110%, no additional shares will be issued.. The subscriber will forward all trading records with the written request for an additional issuance to the Company. The additional issuance will be based on the total investment by the Subscriber. The Warrants are not eligible for an additional issuance. In lieu of issuing additional stock, Issuer has the option to redeem 120% of the original investment i.e. five and four tenths cents ($0.054) per share in cash. The Company shall register a total of 40 million shares on a Form SB-2 registration, pursuant to the registration


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Initials of Subscriber                                  Initials Of Centrex CEO
                         rights as set forth above. These additional shares are to be issued pursuant to this look-back clause when and if necessary."

In consideration of the deletion of the Lookback provisions above the following paragraph shall supersede and replace the paragraphs 8.5(i) and (ii) as set forth above and in the original Subscription Agreement.

"8.5 Additional Warrant. The subscriber shall receive two warrants to purchase Centrex Inc. common stock for every share of Centrex Common Stock purchased in this offering.


     (i) Registration Rights. These Warrants shall have the same registration rights as the common shares in this offering.

     (ii) Strike Price. The Warrants shall have an exercise price of twenty cents ($0.20) per share.

     (iii) Term. This Warrants shall expire in one year.

     (iv) Non Cashless Provision. The warrants shall be in the form attached and made apart hereof as exhibit "A" and do not contain a provision for cashless exercise.

     (v) Regulation D. This warrants are offered based upon the same exemption from registration as set forth in the original Subscription Agreement for the Common Shares.

The  Subscriber   hereby  waives  any  penalty  provision  that  may  have  been inadvertently triggered by this Amendment.





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Initials of Subscriber                                  Initials Of Centrex CEO

All other terms in the original Subscription Agreement shall remain in full force and effect specifically the eight cent warrants shall remain in effect pursuant to their terms as set forth in the original Subscription Agreement.








--------------------------
Thomas Coughlin Jr. M.D.
CEO Centrex Inc.





--------------------------
Subscriber










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Initials of Subscriber                                  Initials Of Centrex CEO
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                             SUBSCRIPTION AGREEMENT


     The Subscriber identified on the signature page hereto (the "Subscriber") hereby agrees to purchase, and Centrex, Inc., a Oklahoma corporation (the "Company") hereby agrees to issue and to sell to the Subscriber, shares of the Company's $.001 par value common stock (the "Company Shares") and common stock purchase warrants representing the right to purchase one share per warrant of the Company's $.001 par value common stock ("Warrants") for the aggregate consideration of $600,000 ("Purchase Price"). The Purchase Price shall be $0.045) per share. The warrants shall be at $0.08 per share. The Purchaser shall receive one warrant for every dollar invested. The amount of Company Shares to be sold by the Company and purchased by the Subscriber shall be 19,533,334 Company Shares. The form of Warrant is annexed hereto as Exhibit A. The Company Shares included in the Securities (as hereinafter defined) are sometimes referred to herein as the "Shares", "Common Shares" or "Common Stock". The Company Shares, Warrants, and the Common Stock issuable upon exercise of the Warrants ("Warrant Shares") are collectively referred to herein as, the "Securities" or the "Registrable Securities". Subject to the terms and conditions hereof and upon acceptance of this agreement by the Subscriber, at the Closing Date, the Company shall issue, sell and deliver the Company Shares and Warrants against payment, by Subscriber of the Purchase Price, by a federal funds wire transfer of immediately available funds.

     The consummation of the transactions contemplated herein shall take place at the offices of Kaufman & Associates, PLLC, 624 S. Boston Ave., 10th Floor, Tulsa OK 74119 upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that subscriber funds representing the net amount due the Company from the Purchase Price of the Offering is transmitted by wire transfer or otherwise to the Company (the "Closing Date"). In the event that multiple transactions occur, resulting in multiple Closing Dates, the Company will file a registration in accordance with 8.1(iv) at the conclusion of the final transaction (the "Final Closing Date").

     The Company will also issue and deliver to the Subscriber on the Closing Date the number of Warrants equal to the number of dollars invested . The per share "Exercise Price" of the common stock issuable upon exercise of the Warrants shall be exercisable at eight cents ($0.08). The Warrants shall be exercisable for three years after the Issue Date (as defined in the Warrant).

     The following terms and conditions shall apply to this subscription.

     1. Subscriber's Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

          (a) Information on Company. The Subscriber has been furnished or has obtained from the EDGAR Website of the Securities and Exchange Commission (the "Commission") the Company's Form 10-KSB for the year ended December 31, 2001 as filed with the Commission on April 1, 2002, together with all subsequently filed Forms 10KSB, 10-QSB, 8-K, and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such information in writing is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

          (b) Information on Subscriber. The Subscriber is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933 Act"),



                                       1
CNEX SUBSCRIPTION FINAL
     is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

          (c) Purchase of Company Shares and Warrants. On the Closing Date, the Subscriber will purchase the Company Shares and Warrants for its own account and not with a view to any distribution thereof.

          (d) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration. In any event, the Subscriber may enter into hedging transactions with third parties, which may in turn engage in short sales of the Securities in the course of hedging the position they assume. The Subscriber may also enter into short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities.

          (e) Company Shares Legend. The Company Shares, and the Warrant Shares, shall bear the following or similar legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CENTREX INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

          (f) Warrants Legend. The Warrants shall bear the following or similar legend:

               "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE



                                       2
CNEX SUBSCRIPTION FINAL

               UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CENTREX INC. THAT SUCH REGISTRATION IS NOT REQUIRED."



          (g) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

          (h) Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

          (i) No Short Sales. The Subscriber will not directly or indirectly enter into any short positions of the Company's securities whether hedging or otherwise. In addition, the subscriber will not direct any third parties to short or hedge the Company's securities. The subscriber further recognizes that injunctive relief would be an available and acceptable remedy to prohibit any shorting activity as described above.

          (j) Open Books and Records. The Subscriber agrees to open for complete review upon demand of the Company all of its brokerage accounts and its assigns brokerage accounts where the Company's shares have been placed. This review is entitled to be as broadly construed as possible, there shall be no reasonable limitation on the Company's right to review the subscriber and its assigns trading records. The subscriber further recognizes that affirmative injunctive relief would be an acceptable and appropriate remedy for the subscriber's failure to comply with this paragraph.

     2. Company Representations and Warranties. The Company represents and warrants to and agrees with the Subscriber that:

          (a) Due Incorporation. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company.





                                       3
CNEX SUBSCRIPTION FINAL

          (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

          (c) Authority; Enforceability. This Agreement, the Warrant and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement, Warrant and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

          (d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company except as described in Schedule 2(d).

          (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the American Stock Exchange ("Amex"), the National Association of Securities Dealers, Inc. ("NASD"), Nasdaq, the OTC Bulletin Board ("Bulletin Board") or the Company's Shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company's obligations hereunder and under all such other agreements.

          (f) No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Section 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

               (i) violate,  conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under
          (A) the articles of  incorporation,  charter or bylaws of the Company,
          (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound, or to which any of the properties of the Company or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a material adverse effect on the Company; or

               (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, its subsidiaries or any of its affiliates.



                                       4
CNEX SUBSCRIPTION FINAL

          (g) The Securities. The Securities upon issuance:

               (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws;

               (ii) have been, or will be, duly and validly authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the Warrants are exercised, the Securities will be duly and validly  issued,  fully  paid  and  nonassessable  (and if  registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that the Subscriber complies with the Prospectus delivery requirements);

               (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

               (iv) will not subject the holders thereof to personal liability by reason of being such holders.

          (h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed in the Reports or Other Written Information, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined could have a material adverse effect on the Company.

          (i) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Sections 15(d) and 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. The Company's common stock is listed for trading on the Bulletin Board. Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve months.

          (j) No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

          (k) Information Concerning Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

          (l) Stop Transfer. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of the Securities, except as may be required by federal securities laws.




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CNEX SUBSCRIPTION FINAL

          (m)Defaults. To the best of the Company's knowledge and belief and except as disclosed in the Exhibits hereto, the Company is (i) not in violation of its Articles of Incorporation or ByLaws. (ii) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (iii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, and (iv) not in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

          (n) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offer of the Securities to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

          (o) No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

          (p) Listing. The Company's common stock is quoted on, and listed for trading on the Bulletin Board. The Company has not received any oral or written notice that its Common Stock will be delisted from the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such listing. The Company satisfies the requirements for the continued listing of the Common Stock on the Bulletin Board.

          (q) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's business since December 31, 2001 and which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company's financial condition, other than as set forth in Schedule 2(q).

          (r) No Undisclosed Events or Circumstances. Since December 31, 2001, no event or circumstance has occurred or exists with respect to the Company or its business, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

          (s) Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date are set forth on Schedule 2(s). Except as set forth in the Reports and Other Written Information and Schedule 2(s), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.



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CNEX SUBSCRIPTION FINAL

          (t) Dilution. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect on the interests of other holders of the Company's securities. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.

          (u) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, will be true and correct as of the Closing Date in all material respects, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

     3. Regulation D Offering. This Offering is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as Exhibit B. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the exercise of the Warrants.

     4. Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in Sections 1(e) and 1(f) above at such time as (a) the holder thereof is permitted to and disposes of such Securities pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the Securities are registered under the 1933 Act. The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions at the Company's expense necessary to allow such resales, provided the Company and its counsel receive reasonably requested written representations from the Subscriber and selling broker, if any. Provided the Subscriber provides required certifications and representation letters, if any, if the Company fails to remove any legend as required by this Section 4 (a "Legend Removal Failure"), then beginning on the tenth (10th) day following the date that the Subscriber has requested the removal of the legend and delivered all items reasonably required by the Company to be delivered by the Subscriber, that the Company continues to fail to remove such legend, the Company shall pay to each Subscriber or assignee holding shares, subject to a Legend Removal Failure, as liquidated damages and not a penalty an amount as set forth and more fully described in paragraph 8.8 below. The penalty for a Legend Removal Failure shall be identical to a wrongful refusal to deliver unlegended shares by the Company.

     5. Finder's Fee/Legal Fee.

          (a) Legal Fee. The Company shall pay to Kaufman & Associates, PLLC a $15,000 fee ("Legal Fee") for services rendered as Escrow Agent in connection with the purchase and sale of the Company Shares and Warrants for the aggregate Purchase Price of $600,000 (the "Offering") pursuant to a separate funds escrow agreement ("Escrow Agreement") to be entered into by the Company, Subscriber and Escrow Agent in connection with the Offering. The Legal Fee will be payable out of funds held pursuant to the Escrow Agreement

          (b) Finder. The Company on the one hand, and the Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees other than the finders identified on Schedule C hereto on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the


                                       7
CNEX SUBSCRIPTION FINAL
     transactions contemplated hereby and arising out of such party's actions. The Company agrees that it will pay the fees due to the finders identified on Schedule C on the Closing Date directly out of the funds held pursuant to the Escrow Agreement. The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the offering described in this Agreement except as identified on Schedule C.

     6. Covenants of the Company. The Company covenants and agrees with the Subscriber as follows:

          (a) Stop Orders. The Company will advise the Subscriber, promptly after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

          (b) Listing. The Company shall promptly secure the listing of the Company Shares, and Common Stock issuable upon the exercise of the Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of common stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any Securities are outstanding. The Company will maintain the listing of its Common Stock on the Amex, Nasdaq SmallCap Market, Nasdaq National Market System, OTC Bulletin Board (or any successor entity or the proposed
     "Bulletin Board Exchange"), or New York Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Bulletin Board and such exchanges, as applicable. The Company will provide the Subscriber copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

          (c) Market Regulations. The Company shall notify the Commission, the Bulletin Board, the Principal Market and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber.

          (d) Reporting Requirements. From the Closing Date and until the sooner of such time as the Subscriber has sold all the Company Shares without further restrictions on resale or two years after the actual effective date of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 8.1(iv) hereof, the Company will (i) cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) comply with all reporting requirements that are applicable to an issuer with a class of Shares registered pursuant to Section 12(b) or 12(g) of the Exchange Act, as applicable, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until the later of two (2) years after the actual effective date of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 8.1(iv) hereof. Until the earlier of the resale of the Company Shares by the Subscriber or at least two (2) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing of the Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of Principal Market.




                                       8
CNEX SUBSCRIPTION FINAL

          (e) Use of Proceeds.  The Purchase Price is to be used as set forth on
     Schedule 6(e).

          (f) Reservation of Common Stock. The Company undertakes to reserve from its authorized but unissued common stock, at all times that Warrants remain outstanding, a number of common shares equal to the amount of common shares issuable upon exercise of the Warrants.

          (g) Taxes. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

          (h) Insurance. The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

          (i) Books and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

          (j) Governmental Authorities. The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

          (k) Intellectual Property. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

          (l) Properties. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect.

          (m) Confidentiality. The Company agrees that it will not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by the Subscriber or only to the extent required by law.

     7. Covenants of the Company and Subscriber Regarding Indemnification.

          (a) The Company agrees to indemnify, hold harmless, reimburse and defend Subscriber, Subscriber's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost,





                                       9
CNEX SUBSCRIPTION FINAL
     expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

          (b) Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and Subscribes relating hereto.

          (c) The procedures set forth in Section 8.6 shall apply to the indemnifications set forth in Sections 7(a) and 7(b) above.

     8.1.   Registration   Rights.  The  Company  hereby  grants  the  following
registration rights to holders of the Securities.

          (i) On one occasion, for a period commencing 121 days after the Closing Date, but not later than three years after the Closing Date ("Request Date"), the Company, upon a written request therefor from any record holder or holders of the Company Shares actually issued hereunder (the Company Shares issued hereunder on the Closing Date, and one share of common stock issued or issuable upon exercise of the Warrants, collectively the "Registrable Securities"), shall prepare and file with the Commission a registration statement under the 1933 Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement or included for registration in a pending registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 8.1(i).

          (ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least 15 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 10 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this Section 8.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall




                                       10
CNEX SUBSCRIPTION FINAL
     reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 8.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 8.1(ii) without thereby incurring any liability to the Seller.



          (iii) If, at the time any written request for registration is received by the Company pursuant to Section 8.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 8.1(ii) rather than
     Section 8.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 8.1(ii).

          (iv) The Company shall file with the  Commission not later than thirty
     (30) days after the Final Closing Date (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective within ninety (90) days after the Final Closing Date (the "Effective Date"), a Form SB-2 registration statement (the "Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act. The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to the number of Company Shares issued on the Closing Date and one share of common stock for each of the common shares issuable upon exercise of the Warrants. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber, and not issued, employed or reserved for anyone other than the Subscriber. Such registration statement will expeditiously be amended or additional registration statements will be immediately filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.

     8.2. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement required by Section 8.1, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities ("Sellers") copies of all filings and Commission letters of comment;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of: (i) twelve months after all the Company Shares are eligible for resale pursuant to Rule 144(k) of the 1933 Act; or (ii) until such Registration Statement has been effective for a period of not less than 365 days; or (iii) until all the Registrable Securities have been sold without further restrictions on resale.

          (c) furnish to the Seller, at the Company's expense, not fewer than 10 copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as the Seller may request in order to facilitate the public sale or disposition of the Registrable Securities;




                                       11
CNEX SUBSCRIPTION FINAL

          (d) use its best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as reasonably requested by Seller, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

          (f) immediately notify the Seller, when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Seller, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

     8.3. Provision of Documents. In connection with each registration described in this Section 8, the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 8.1(i) or 8.1(ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     8.4. Non-Registration Events. The Company and the Subscriber agree that the Seller will suffer damages if any registration statement required under Section 8.1(iii) or 8.1(iv) above is not filed within 45 days after the Final Closing Date and/or not declared effective by the Commission within 90 days after such request [or the Filing Date and Effective Date, respectively, in reference to the Registration Statement on Form SB-2 or such other form described in Section 8.1(iv)], and maintained in the manner and within the time periods contemplated by Section 8 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement described in Sections 8.1(i) or 8.1(ii) or 8.1 (iii) is not filed within 45 days after the Final Closing Date or is not declared effective by the Commission on or prior to the date that is 90 days after filing, or (ii) the registration statement on Form SB-2 or such other form described in Section 8.1(iv) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within ten (10) business days of receipt by the Company of a written or oral communication from the Commission that the registration statement described in Section 8.1(iv) will not be reviewed, or
(iii) any registration statement described in Sections 8.1(i), 8.1(ii) or 8.1(iii) or 8.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 45 days in the aggregate per year or more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i), (ii) and (iii) of this Section 8.4 is referred to herein as a "Non-Registration Event"), then, for so long as such Non-Registration Event shall continue, until the Registrable Securities are eligible for resale



                                       12
CNEX SUBSCRIPTION FINAL
pursuant to Rule 144 without regard to volume limitations, the Company shall pay in cash as Liquidated Damages to each holder of any Registrable Securities an amount equal to one (1%) percent for the first 30 days or part thereof, and two (2%) percent per 30-day period or part thereof thereafter, of the Purchase Price of the number of Company Shares which are not eligible for unrestricted sale or transfer and based upon the percentage of the actually paid Purchase Price (as defined in the Warrant) of the Common Stock issued or issuable upon exercise of the Warrant, during the pendency of such Non-Registration Event for the Registrable Securities owned of record by such holder as of or subsequent to the occurrence of such Non-Registration Event. Payments to be made pursuant to this
Section 8.4 shall be due and payable within ten (10) business days after demand in immediately available funds. Provided that (y) the Company fully responds to letters of comment made by the Commission in its review of the Registration Statement within seven days of the receipt of such letters of comment by the Company or its counsel, and (z) that the actual effective date of the Registration Statement is not later than 120 days after the Closing Date, then for purposes of only this Section 8.4 and Section 9.2, "Effective Date" shall mean 120 days after the Final Closing Date.


     8.5Look Back Period.

          (i) First Lookback If upon the date of effective registration the average 10 day closing bid price according to Bloomberg is below the purchase price (0.045) the investor shall immediately receive an additional amount of free trading common stock equal to 100% of the principal multiplied by the difference between 5.4 cents and the market price. Should the issuer not want to deliver these additional shares, they have the right to redeem the investor at 120% of principal in cash within 5 business days. In that event, issuer has no further obligations.

          (ii) Second Lookback Commencing upon the earlier of the subscribers total liquidation of his shares or one hundred twenty (120) days from the date of the effective registration, if any average ten trading days; closing bid price is below four and a half cents ($0.045), the issuer agrees to issue additional common stock at market price (the average ten day closing price) to make up the difference between the five and four tenths cents ($0.054) and the market price. In the event that the investors total return exceeded 110%, no additional shares will be issued.. The subscriber will forward all trading records with the written request for an additional issuance to the Company. The additional issuance will be based on the total investment by the Subscriber. The Warrants are not eligible for an additional issuance. In lieu of issuing additional stock, Issuer has the option to redeem 120% of the original investment i.e. five and four tenths cents ($0.054) per share in cash. The Company shall register a total of 40 million shares on a Form SB-2 registration, pursuant to the registration rights as set forth above. These additional shares are to be issued pursuant to this look-back clause when and if necessary.

     8.6.  Expenses.  All  expenses  incurred by the Company in  complying  with
Section 8, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses". The Seller shall pay the fees of its own additional counsel, if any. The Company will pay all Registration Expenses in connection with the registration statement under Section 8. Selling Expenses in connection with each registration statement under Section 8 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.




                                       13
CNEX SUBSCRIPTION FINAL

     8.7. Indemnification and Contribution.

          (a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 8, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 8, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 8.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 8, the Seller will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 8, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director,




                                       14
CNEX SUBSCRIPTION FINAL
     underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 8.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 8.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not[?] provided under this
     Section 8.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     8.8. Delivery of Unlegended Shares.




                                       15
CNEX SUBSCRIPTION FINAL

          (a) Within ten (10) business days (such tenth business day, the "Delivery Date") after the business day on which the Company has received a notice that (i) Registrable Securities have been sold, (ii) a representation that the prospectus delivery requirements, if applicable, have been satisfied, and (iii) and the original Company Share certificate, the Company at its expense, (i) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, for the delivery of unlegend Company Shares issuable pursuant to any effective and current registration statement described in Section 8 of this Agreement or pursuant to Rule 144 (the "Unlegended Shares"); and (ii) transmit the certificates representing the Unlegended Shares, with a legended certificate representing the balance of the unsold Company Shares to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Delivery Date.

          (b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Subscriber and its compliance with the provisions contained in this paragraph, so long as the certificates therefore do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

          (c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 8 hereof beyond the Delivery Date could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay late payments to the Subscriber for late delivery of Unlegended Shares in the amount of $10 per business day after the Delivery Date for each $10,000 of Purchase Price of the Company Shares delivered to the Company for reissuance as Unlegended Shares. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.


     9. Miscellaneous.

          (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
     (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to Centrex, telecopier: (918) 492-2560, with a copy by telecopier only to: Kaufman & Associates, PLLC, 624 S. Boston Avenue, 10th Floor, Tulsa, OK 74119, Attn: Ronald C. Kaufman, Esq., telecopier: (918) 584-2207, and (ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto.




                                       16
CNEX SUBSCRIPTION FINAL

          (b) Closing. The consummation of the transactions contemplated herein shall take place at the offices of Kaufman & Associates, PLLC, 624 S. Boston Ave., 10th Floor, Tulsa OK 74119 upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that subscriber funds representing the net amount due the Company from the Purchase Price of the Offering is transmitted by wire transfer or otherwise to the Company (the "Closing Date").

          (c) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

          (d)   Execution.   This   Agreement   may  be  executed  by  facsimile
     transmission, and in counterparts, each of which will be deemed an original.

          (e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Oklahoma or in the federal courts located in the state of Oklahoma. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

          (f) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Injunctive relief is not limited to paragraphs in which it is explicitly set forth, but rather to all specific terms whereby the parties would be entitled to injunctive relief. It is further agreed that during any time period where the Company deems it would be entitled to injunctive relief to enforce the terms pursuant to paragraphs 1
     (i) and (j) the Look Back Provision shall be null and void during that time period and until such time as a court of competent jurisdiction has found that said terms had not been violated. Subject to Section 9(e) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

          (g) Automatic Termination. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth (10th) business day following the date this Agreement is accepted by the Subscriber.



                                       17
CNEX SUBSCRIPTION FINAL

                      [THIS SPACE INTENTIONALLY LEFT BLANK]





                                       18
CNEX SUBSCRIPTION FINAL

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                    CENTREX INC.



                                    By:_________________________________
                                            Name:    Thomas Coughlin M.D.
                                            Title:   President

                                    Dated: April 30, 2003

SUBSCRIBER
     This Subscription Agreement has been executed by Subscriber effective __________________________, 2003. Number of Shares Purchased ________________





                              FOR INDIVIDUALS                                         FOR CORPORATE & OTHER

Signature(s):                                               Signature:
                      --------------------------------                        ---------------------------------------
                                                            By:
                      --------------------------------                        ---------------------------------------
                        (Second signature if Shares                                   (Print name and title)
                               held jointly)

                         Please Register Shares as                              Please Register Shares as Follows:
                                 Follows:

Name:                                                       Name:
                      --------------------------------                        ---------------------------------------

                      --------------------------------                        ---------------------------------------
Address:                                                    Address:
                      --------------------------------                        ---------------------------------------

                      --------------------------------                        ---------------------------------------
City/State:                                                 City/State:
                      --------------------------------                        ---------------------------------------
Zipcode:                                                    Zipcode:
                      --------------------------------                        ---------------------------------------
Phone                                                       Phone
                      --------------------------------                        ---------------------------------------
Fax:                                                        Fax:
                      --------------------------------                        ---------------------------------------
SSN #:                                                      Tax ID #:
                      --------------------------------                        ---------------------------------------



If Shares are jointly held, please check one:
[  ] Joint Tenants with Right of Survivorship             [  ] Tenants in Common




                                       19
CNEX SUBSCRIPTION FINAL

                         LIST OF EXHIBITS AND SCHEDULES


         Exhibit A                  Form of Warrant

         Exhibit B                  Form of Legal Opinion

         Schedule C                 Finders

         Schedule 2(d)              Additional Issuances

         Schedule 2(q)              Undisclosed Liabilities

         Schedule 2(s)              Capitalization

         Schedule 6(e)              Use of Proceeds

         Schedule 8.1               Other Securities to be Registered




                                       20
CNEX SUBSCRIPTION FINAL